EXHIBIT 16.1

[LETTERHEAD OF MALONEBAILEY, LLP]

February 23, 2015

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Green Envirotech Holdings Corp.
File No.:	000-54395

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on February 23, 2015 regarding the change of auditors. We agree with all statements pertaining to us.

/s/MaloneBailey, LLP

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas